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                                  EXHIBIT 9(B)

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               LETTER RE: UNAUDITED INTERIM FINANCIAL STATEMENTS



Securities and Exchange Commission


Washington, D.C. 20549



Re:  Protective Life Insurance Company
     Registration on Form S-6



    We are aware that our report dated October 25, 1995, on our review of interim financial information of Protective Life Insurance Company and Subsidiaries for the three-month and nine-month periods ended September 30, 1995 and 1994, is included in this Registration Statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



COOPERS & LYBRAND L.L.P.



Birmingham, Alabama